Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2019 Second Quarter Earnings

Contact: Linda Simmons, SVP, CFO

Brockton, Massachusetts (July 25, 2019): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $4.8 million, or $0.15 per basic and diluted share for the second quarter of 2019, compared to $2.1 million, or $0.07 per basic and diluted share, for the prior quarter and $3.1 million, or $0.10 per basic and diluted share, for the same quarter prior year. For the six months ended June 30, 2019 net income was $6.8 million, or $0.22 per basic and diluted share, compared to $5.4 million, or $0.17 per basic and diluted share, for the same period last year.

Selected second quarter highlights:

•	Commercial loan growth of $75.5 million, or 5% to $1.5 billion
•	Deposits up 5% quarter over quarter to $3.0 billion, solid growth in core accounts
•	$1.3 million gain on $27.1 million of investment sales
•	Residential mortgage production increase of 94%
•	Received depositor approval and commenced second-step conversion

“The first half of the year provided strong commercial loan and deposit growth. We were pleased with the increased production at HarborOne Mortgage this quarter, spurred by falling interest rates and the spring real estate market. Early indicators are that the mortgage application volume will remain strong through the summer,” said James W. Blake, CEO.

Net Interest Income

The Company’s net interest and dividend income was $26.7 million for the quarter ended June 30, 2019,  up  $683,000, or 2.6%, from $26.0 million for the quarter ended March 31, 2019 and up $5.8 million, or 27.8%, from  $20.9 million for the quarter ended June 30, 2018. The tax-equivalent interest rate spread and net interest margin were 2.91% and 3.19%, respectively, for the quarter ended June 30, 2019 compared to 2.92% and 3.19%, respectively, for the quarter ended March 31, 2019 and 3.04% and 3.26%, respectively, for the quarter ended June 30, 2018.

The increase in net interest and dividend income from the previous quarter reflects a $1.2 million, or 3.3%, increase in total interest and dividend income offset in part by an increase of $542,000, or 4.9% in total interest expense. The increase in interest and dividend income primarily reflects an increase in interest income on commercial loans due to both rate and volume increases.  Additionally, interest on loans in the second quarter of 2019 includes $614,000 in accretion income of the fair value discount on loans acquired from Coastway Bancorp, Inc. (“Coastway”) in October 2018, and $421,000 in prepayment penalties on commercial loans. Accretion income and prepayment penalties in the previous quarter were $670,000 and $106,000, respectively. The yield on loans was 4.70% for the quarter ended June 30, 2019 compared to 4.67% for the quarter ended March 31, 2019.  The increase in interest expense is primarily due to an increase in higher cost money market accounts driving a 9 basis point increase in the cost of interest-bearing deposits. The increase was partially offset by a decrease in average FHLB advances of $100.6 million reducing interest expense on FHLB advances by $596,000.

The increase in net interest and dividend income from the prior year quarter reflects a $12.0 million, or 45.8%, increase in total interest and dividend income offset by an increase of $6.2 million, or 115.9%, in total interest expense. The increases in total interest and dividend income reflect an increase in the yield on loans to 4.70% from 4.25%, primarily driven by growth due to the Coastway acquisition as well as organic commercial loan growth and higher rates on commercial loans. This is partially offset by the increase in total interest expense primarily due to an increase in average interest-bearing deposits of $621.1 million with a 56 basis point increase in the cost of those funds, due to deposits acquired from Coastway as well as organic deposit growth in money market and term certificate of deposits, as well as a $74.1 million increase in average FHLB borrowings with a 64 basis point increase in the cost of those funds. Additionally the Company issued $35.0 million in subordinated notes in the third quarter of 2018.

Noninterest Income

Noninterest income increased  $5.9 million, or 59.7%, to $15.7 million for the quarter ended June 30, 2019 from the quarter ended March 31, 2019.  The increase is primarily due to a increase in mortgage banking income of $4.2 million, $1.3 million in gain on sale of securities and a net increase of $456,000 in the other noninterest income categories. HarborOne Mortgage, LLC (“HarborOne Mortgage”) results improved compared to the first quarter primarily driven by seasonal mortgage origination activity resulting in a 94% increase in mortgage production compared to the first quarter. Continued downward pressure on the 10-year Treasury Constant Maturity rate negatively impacted the fair value of the mortgage servicing rights resulting in a $2.2 million decrease in their fair value in both the first and second quarter of 2019.  The net increase in the other noninterest income categories compared to the prior quarter is primarily due to an increase of $278,000 in deposit account fees and an increase of $174,000 in other income primarily due to an increase in swap fee income.

Noninterest income increased $3.2 million or 25.2%, as compared to the quarter ended June 30, 2018.  Mortgage banking income increased $196,000, or 2.3%, and the other noninterest income categories increased $1.7 million, excluding the gain on sale of securities noted above.  Mortgage banking income increased compared to the prior year quarter, despite the decrease in the fair value of mortgage servicing rights of $2.2 million in 2019 as compared to a $306,000 decrease in 2018. Mortgage originations increased primarily as a result of lower residential mortgage interest rates and increased refinancing volume. The net increase in other noninterest income categories compared to prior year quarter is primarily due to an  $832,000 increase in deposit account fee income reflecting the addition of Coastway accounts and the addition of $748,000 in swap fee income in the second quarter of 2019.

Noninterest Expense

Noninterest expenses were $35.1 million for the quarter ended June 30, 2019, an increase of $2.5 million, or 7.6%, from the quarter ended March 31, 2019.  The significant changes in noninterest expense included a $1.3 million increase in compensation and benefits, a $438,000 increase in professional fees, a $390,000 increase in other expenses and a $219,000 increase in marketing expense. The increase in compensation and benefits is due to  an increase in commission expense of $2.0 million primarily due to the increase in origination volume at HarborOne Mortgage partially offset by a  decrease in employee retirement plan expense of $227,000.  Also impacting compensation and benefits in the first quarter of 2019 were severance payments $295,000 reflecting continued efforts to right size HarborOne Mortgage in response to economic conditions. There were no such payments in the second quarter of 2019. In the quarter ended June 30, 2019 other expenses included $242,000 in non-capitalized expenses for the second-step conversion.

Total noninterest expenses increased $6.6 million, or 23.0%, from the quarter ended June 30, 2018. Compensation and benefits increased $3.2 million, occupancy and equipment expense increased $1.5 million, other expenses increased $1.2 million, professional fees increased $469,000 and data processing expense increased $630,000.  Additionally, the quarter ended June 30, 2018 included $524,000 in merger expenses. The increases primarily reflect the acquisition of Coastway and expenses related to the new Stoughton branch and the Boston commercial loan office.

Income Tax Provision

The effective tax rate was 14.6% for the quarter ended June 30, 2019, compared to 14.7% for the quarter ended March 31, 2019 and 23.3% for the quarter ended June 30, 2018. The effective tax rate for the quarter ended June 30, 2019 was impacted by the 2013 federal tax refund of $603,000 and the 2013 Massachusetts state tax refund of $211,000 recognized in the quarter. The effective tax rate for the quarter ended March 31, 2019 was impacted by the 2014 Massachusetts state tax refund of $320,000 recognized in the quarter. The refunds were a result of previously amended returns filed for those years.

Asset Quality

The Company recorded a provision for loan losses of $1.8 million for the quarter ended June 30, 2019,  compared to $857,000 for the quarter ended March 31, 2019 and $886,000 for the quarter ended June 30, 2018.  The increase in the provision for the quarter ended June 30, 2019 is primarily due to commercial real estate loan growth. Also contributing to the higher provision for the quarter ended June  30, 2019 was a  $738,000 commercial loan charge off. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions.

Net charge-offs totaled $771,000 for the quarter ended June 30, 2019,  or 0.10%, of average loans outstanding on an annualized basis, compared to $230,000, or 0.03% of average loans outstanding on an annualized basis, for the quarter ended March 31, 2019 and $505,000, or 0.09% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2018.

The allowance for loan losses was $22.3 million, or 0.73%, of total loans at June 30, 2019, compared to $21.3 million, or 0.71%, of total loans at March 31, 2019 and $19.2 million, or 0.84%, of total loans at June 30,  2018. The decrease in the ratio of allowance for loan losses to total loans from June 30, 2018 reflects the loans acquired from Coastway. In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Coastway were recorded at fair value; accordingly, there was no allowance for loan losses associated with the acquired loans.

Total nonperforming assets were $17.2 million at June 30, 2019 compared to $19.3 million at March 31, 2019 and $17.4 million at June 30, 2018. Nonperforming assets as a percentage of total assets were 0.46% at June 30, 2019, 0.53% at March 31, 2019 and 0.60% at June 30, 2018. The Company continues to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $81.4 million, or 2.2%, to $3.74 billion at June 30, 2019 from $3.66 billion at March 31, 2019.

Net loans increased $64.4 million, or 2.2%, to $3.04 billion at June 30, 2019 from $2.98 billion at March 31, 2019. The net increase in loans for the three months ended June 30, 2019 was primarily due to increases in commercial real estate loans of $75.5 million, residential real estate loans of $5.9 million, and commercial loans of $1.4 million, partially offset by decreases in consumer loans of $16.2 million and commercial construction loans of $1.4 million.   Loans held for sale increased $52.2 million, or 160.9%, to $84.7 million at June 30, 2019 from $32.4 million at March 31, 2019.

Total deposits increased $133.0 million, or 4.7%, to $2.97 billion at June 30, 2019 from $2.84 billion at March 31, 2019. Compared to the prior quarter,  non-certificate accounts increased $109.8 million, brokered deposits increased $14.0 million and term certificate accounts increased $9.2 million. FHLB borrowings were $309.1 million at June 30, 2019 and $355.9 million at March 31, 2019.

Total stockholders’ equity was $371.1 million at June 30, 2019 compared to $363.4 million at March 31, 2019 and $348.6 million at June 30, 2018.  The tangible common equity to tangible assets ratio was 8.04% at June 30, 2019,  7.99% at March 31, 2019 and 11.68% at June 30, 2018.  At June 30, 2019, the Company and the Bank exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 24 full-service branches located in Massachusetts and Rhode Island,  one limited service branch and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with  more than 30 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and is also licensed to lend in four additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, acquisitions may not produce results at levels or within time frames originally anticipated;  adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2019	2019	2018	2018	2018

Assets

Cash and due from banks	$27,205	$25,227	$27,686	$18,478	$20,232
Short-term investments	51,502	76,328	77,835	76,619	112,264
Total cash and cash equivalents	78,707	101,555	105,521	95,097	132,496

Securities available for sale, at fair value	202,457	219,966	209,293	191,847	185,702
Securities held to maturity, at amortized cost	34,752	41,104	44,688	47,371	48,251
Federal Home Loan Bank stock, at cost	14,876	16,134	24,969	13,263	15,310
Loans held for sale, at fair value	84,651	32,449	42,107	155,268	71,017
Loans:
Residential real estate	1,121,335	1,115,424	1,115,456	661,755	768,537
Commercial real estate	1,027,884	952,404	934,420	788,561	726,276
Commercial construction	157,130	158,504	161,660	129,796	150,710
Total mortgage loans on real estate	2,306,349	2,226,332	2,211,536	1,580,112	1,645,523
Commercial	301,056	299,658	277,271	139,616	132,293
Consumer	453,159	469,346	491,445	498,417	516,897
Loans	3,060,564	2,995,336	2,980,252	2,218,145	2,294,713
Less: Allowance for loan losses	(22,261)	(21,282)	(20,655)	(19,440)	(19,244)
Net deferred loan costs	5,377	5,193	5,255	5,677	5,982
Net loans	3,043,680	2,979,247	2,964,852	2,204,382	2,281,451
Mortgage servicing rights, at fair value	18,156	20,231	22,217	23,748	22,832
Goodwill	69,635	69,635	70,088	13,660	13,629
Other intangible assets	7,100	7,739	8,379	66	88
Other assets	183,410	167,936	161,007	108,098	108,938
Total assets	$3,737,424	$3,655,996	$3,653,121	$2,852,800	$2,879,714

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$594,506	$574,379	$556,517	$432,628	$429,397
Regular savings and club accounts	544,401	497,697	482,088	327,030	403,732
Money market deposit accounts	885,775	842,824	758,933	674,657	681,524
Brokered deposits	131,936	117,940	77,508	66,831	79,396
Term certificate accounts	812,987	803,805	810,015	684,495	608,453
Total deposits	2,969,605	2,836,645	2,685,061	2,185,641	2,202,502
Short-term borrowed funds	98,000	126,000	290,000	25,000	70,000
Long-term borrowed funds	211,149	229,935	229,936	206,187	217,438
Subordinated debt	33,843	33,812	33,799	33,855	—
Other liabilities and accrued expenses	53,709	66,156	56,751	48,772	41,198
Total liabilities	3,366,306	3,292,548	3,295,547	2,499,455	2,531,138

Common stock	327	327	327	327	327
Additional paid-in capital	154,730	153,326	152,156	150,732	150,063
Unearned compensation - ESOP	(9,793)	(9,942)	(10,091)	(10,239)	(10,388)
Retained earnings	225,936	221,155	219,088	218,977	213,049
Treasury stock	(1,548)	(1,548)	(1,548)	(1,548)	(742)
Accumulated other comprehensive income (loss)	1,466	130	(2,358)	(4,904)	(3,733)
Total stockholders' equity	371,118	363,448	357,574	353,345	348,576

Total liabilities and stockholders' equity	$3,737,424	$3,655,996	$3,653,121	$2,852,800	$2,879,714

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except share data)	2019	2019	2018	2018	2018

Interest and dividend income:
Interest and fees on loans	$35,438	$34,365	$33,947	$25,115	$23,866
Interest on loans held for sale	542	358	648	625	521
Interest on securities	1,850	1,847	1,788	1,629	1,567
Other interest and dividend income	448	483	540	480	297
Total interest and dividend income	38,278	37,053	36,923	27,849	26,251

Interest expense:
Interest on deposits	9,362	8,243	7,181	5,409	4,450
Interest on FHLB borrowings	1,679	2,275	2,400	1,130	906
Interest on subordinated debentures	524	505	552	189	—
Total interest expense	11,565	11,023	10,133	6,728	5,356

Net interest and dividend income	26,713	26,030	26,790	21,121	20,895

Provision for loan losses	1,750	857	1,502	632	886

Net interest and dividend income, after provision for loan losses	24,963	25,173	25,288	20,489	20,009

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(2,241)	(2,151)	(1,734)	(378)	(306)
Other	10,896	6,653	7,730	9,249	8,765
Total mortgage banking income	8,655	4,502	5,996	8,871	8,459

Deposit account fees	4,056	3,778	4,007	3,302	3,224
Income on retirement plan annuities	100	96	101	100	119
Gain on sale and call of securities, net	1,267	—	5	—	—
Bank-owned life insurance income	253	253	1,003	243	243
Other income	1,387	1,213	540	1,124	512
Total noninterest income	15,718	9,842	11,652	13,640	12,557

Noninterest expenses:
Compensation and benefits	20,585	19,245	20,062	16,809	17,345
Occupancy and equipment	4,411	4,448	3,949	3,027	2,961
Data processing	2,199	2,046	1,965	1,702	1,569
Loan expense	1,334	1,271	1,227	1,503	1,390
Marketing	1,177	958	611	639	1,084
Professional fees	1,384	946	1,237	712	915
Deposit insurance	589	666	572	540	491
Merger expenses	—	—	3,808	274	524
Other expenses	3,402	3,012	3,162	2,177	2,239
Total noninterest expenses	35,081	32,592	36,593	27,383	28,518

Income before income taxes	5,600	2,423	347	6,746	4,048

Income tax provision	819	356	236	818	945

Net income	$4,781	$2,067	$111	$5,928	$3,103

Earnings per common share:
Basic	$0.15	$0.07	$—	$0.19	$0.10
Diluted	$0.15	$0.07	$—	$0.19	$0.10
Weighted average shares outstanding:
Basic	31,582,546	31,561,761	31,571,467	31,575,210	31,578,961
Diluted	31,582,546	31,561,761	31,571,467	31,575,811	31,578,961

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Six Months Ended June 30,
(dollars in thousands, except share data)	2019	2018	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$69,803	$46,370	$23,433	50.5%
Interest on loans held for sale	900	932	(32)	(3.4)
Interest on securities	3,697	3,063	634	20.7
Other interest and dividend income	931	571	360	63.0
Total interest and dividend income	75,331	50,936	24,395	47.9

Interest expense:
Interest on deposits	17,605	7,973	9,632	120.8
Interest on FHLB borrowings	3,954	1,944	2,010	103.4
Interest on subordinated debentures	1,029	—	1,029	100.0
Total interest expense	22,588	9,917	12,671	127.8

Net interest and dividend income	52,743	41,019	11,724	28.6

Provision for loan losses	2,607	1,694	913	53.9

Net interest and dividend income, after provision for loan losses	50,136	39,325	10,811	27.5

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(4,392)	716	(5,108)	(713.4)
Other	17,549	15,026	2,523	16.8
Total mortgage banking income	13,157	15,742	(2,585)	(16.4)

Deposit account fees	7,834	6,191	1,643	26.5
Income on retirement plan annuities	196	232	(36)	(15.5)
Gain on sale and call of securities, net	1,267	—	1,267	100.0
Bank-owned life insurance income	506	482	24	5.0
Other income	2,600	1,259	1,341	106.5
Total noninterest income	25,560	23,906	1,654	6.9

Noninterest expenses:
Compensation and benefits	39,830	33,697	6,133	18.2
Occupancy and equipment	8,859	6,236	2,623	42.1
Data processing	4,245	3,122	1,123	36.0
Loan expense	2,605	2,652	(47)	(1.8)
Marketing	2,135	2,083	52	2.5
Professional fees	2,330	1,883	447	23.7
Deposit insurance	1,255	985	270	27.4
Merger expenses	—	1,010	(1,010)	(100.0)
Other expenses	6,414	4,449	1,965	44.2
Total noninterest expenses	67,673	56,117	11,556	20.6

Income before income taxes	8,023	7,114	909	12.8

Income tax provision	1,175	1,759	(584)	(33.2)

Net income	$6,848	$5,355	$1,493	27.9%

Earnings per common share:
Basic	$0.22	$0.17
Diluted	$0.22	$0.17
Weighted average shares outstanding:
Basic	31,572,211	31,574,411
Diluted	31,572,211	31,574,411

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$3,072,345	$35,980	4.70%	$3,016,943	$34,723	4.67%	$2,303,245	$24,387	4.25%
Investment securities (2)	259,151	1,880	2.91	260,211	1,886	2.94	233,587	1,613	2.77
Other interest-earning assets	26,758	448	6.71	37,971	483	5.16	41,584	297	2.87
Total interest-earning assets	3,358,254	38,308	4.58	3,315,125	37,092	4.54	2,578,416	26,297	4.09
Noninterest-earning assets	260,864			252,882			130,551
Total assets	$3,619,118			$3,568,007			$2,708,967
Interest-bearing liabilities:
Savings accounts	$528,360	564	0.43	$484,963	364	0.30	$346,201	150	0.17
NOW accounts	140,115	25	0.07	136,954	25	0.07	128,360	21	0.06
Money market accounts	872,653	3,384	1.56	794,477	2,760	1.41	698,591	1,496	0.86
Certificates of deposit	788,701	4,627	2.35	812,992	4,512	2.25	592,811	2,534	1.71
Brokered deposits	124,122	762	2.46	99,341	582	2.38	66,892	249	1.50
Total interest-bearing deposits	2,453,951	9,362	1.53	2,328,727	8,243	1.44	1,832,855	4,450	0.97
FHLB advances	291,835	1,679	2.31	392,483	2,275	2.35	217,712	906	1.67
Subordinated debentures	33,826	524	6.21	33,822	505	6.05	—	—	—
Total borrowings	325,661	2,203	2.71	426,305	2,780	2.64	217,712	906	1.67
Total interest-bearing liabilities	2,779,612	11,565	1.67	2,755,032	11,023	1.62	2,050,567	5,356	1.05
Noninterest-bearing liabilities:
Noninterest-bearing deposits	423,462			400,573			278,846
Other noninterest-bearing liabilities	49,163			52,219			33,561
Total liabilities	3,252,237			3,207,824			2,362,974
Total equity	366,881			360,183			345,993
Total liabilities and equity	$3,619,118			$3,568,007			$2,708,967
Tax equivalent net interest income		26,743			26,069			20,941
Tax equivalent interest rate spread (3)			2.91%			2.92%			3.04%
Less: tax equivalent adjustment		30			39			46
Net interest income as reported		$26,713			$26,030			$20,895
Net interest-earning assets (4)	$578,642			$560,093			$527,849
Net interest margin (5)			3.19%			3.18%			3.25%
Tax equivalent effect			—			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.19%			3.19%			3.26%
Average interest-earning assets to average interest-bearing liabilities	120.82%			120.33%			125.74%

Supplemental information:
Total deposits, including demand deposits	$2,877,413	$9,362		$2,729,300	$8,243		$2,111,701	$4,450
Cost of total deposits			1.31%			1.22%			0.85%
Total funding liabilities, including demand deposits	$3,203,074	$11,565		$3,155,605	$11,023		$2,329,413	$5,356
Cost of total funding liabilities			1.45%			1.42%			0.92%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the quarters presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.86%, 2.88%, and 2.69%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	June 30, 2019			June 30, 2018
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$3,044,796	$70,703	4.68%	$2,275,834	$47,302	4.19%
Investment securities (2)	259,678	3,766	2.92	230,492	3,154	2.76
Other interest-earning assets	32,334	931	5.81	39,477	571	2.92
Total interest-earning assets	3,336,808	75,400	4.56	2,545,803	51,027	4.04
Noninterest-earning assets	256,895			128,109
Total assets	$3,593,703			$2,673,912
Interest-bearing liabilities:
Savings accounts	$506,782	928	0.37	$339,149	285	0.17
NOW accounts	138,543	50	0.07	126,988	41	0.06
Money market accounts	833,781	6,144	1.49	707,633	2,881	0.82
Certificates of deposit	800,780	9,139	2.30	545,090	4,252	1.57
Brokered deposits	111,800	1,344	2.42	72,878	514	1.42
Total interest-bearing deposits	2,391,686	17,605	1.48	1,791,738	7,973	0.90
FHLB advances	341,880	3,954	2.33	235,437	1,944	1.66
Subordinated debentures	33,824	1,029	6.13	—	—	—
Total borrowings	375,704	4,983	2.67	235,437	1,944	1.66
Total interest-bearing liabilities	2,767,390	22,588	1.65	2,027,175	9,917	0.99
Noninterest-bearing liabilities:
Noninterest-bearing deposits	412,081			269,701
Other noninterest-bearing liabilities	50,682			32,516
Total liabilities	3,230,153			2,329,392
Total equity	363,550			344,520
Total liabilities and equity	$3,593,703			$2,673,912
Tax equivalent net interest income		52,812			41,110
Tax equivalent interest rate spread (3)			2.91%			3.05%
Less: tax equivalent adjustment		69			91
Net interest income as reported		$52,743			$41,019
Net interest-earning assets (4)	$569,418			$518,628
Net interest margin (5)			3.19%			3.25%
Tax equivalent effect			—			0.01
Net interest margin on a fully tax equivalent basis			3.19%			3.26%
Average interest-earning assets to average interest-bearing liabilities	120.58%			125.58%

Supplemental information:
Total deposits, including demand deposits	$2,803,767	$17,605		$2,061,439	$7,973
Cost of total deposits			1.27%			0.78%
Total funding liabilities, including demand deposits	$3,179,471	$22,588		$2,296,876	$9,917
Cost of total funding liabilities			1.43%			0.87%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21%.  The yield on investments before tax equivalent adjustments was 2.87% and 2.68% for the six months ended June 30, 2019 and 2018, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(in thousands)
Interest-earning assets:
Loans (1)	$3,072,345	$3,016,943	$2,964,531	$2,375,892	$2,303,245
Investment securities (2)	259,151	260,211	253,631	239,443	233,587
Other interest-earning assets	26,758	37,971	49,932	74,390	41,584
Total interest-earning assets	3,358,254	3,315,125	3,268,094	2,689,725	2,578,416
Noninterest-earning assets	260,864	252,882	252,652	133,113	130,551
Total assets	$3,619,118	$3,568,007	$3,520,746	$2,822,838	$2,708,967
Interest-bearing liabilities:
Savings accounts	$528,360	$484,963	$484,153	$338,109	$346,201
NOW accounts	140,115	136,954	139,517	126,978	128,360
Money market accounts	872,653	794,477	725,604	678,721	698,591
Certificates of deposit	788,701	812,992	820,109	670,029	592,811
Brokered deposits	124,122	99,341	63,258	65,998	66,892
Total interest-bearing deposits	2,453,951	2,328,727	2,232,641	1,879,835	1,832,855
FHLB advances	291,835	392,483	438,023	256,391	217,712
Subordinated debentures	33,826	33,822	33,668	11,788	—
Total borrowings	325,661	426,305	471,691	268,179	217,712
Total interest-bearing liabilities	2,779,612	2,755,032	2,704,332	2,148,014	2,050,567
Noninterest-bearing liabilities:
Noninterest-bearing deposits	423,462	400,573	408,074	285,025	278,846
Other noninterest-bearing liabilities	49,163	52,219	54,493	39,445	33,561
Total liabilities	3,252,237	3,207,824	3,166,899	2,472,484	2,362,974
Total equity	366,881	360,183	353,847	350,354	345,993
Total liabilities and equity	$3,619,118	$3,568,007	$3,520,746	$2,822,838	$2,708,967

	Annualized Yield Trend - Quarters Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Interest-earning assets:
Loans (1)	4.70%	4.67%	4.63%	4.30%	4.25%
Investment securities (2)	2.91%	2.94%	2.87%	2.77%	2.77%
Other interest-earning assets	6.71%	5.16%	4.29%	2.56%	2.87%
Total interest-earning assets	4.58%	4.54%	4.49%	4.11%	4.09%

Interest-bearing liabilities:
Savings accounts	0.43%	0.30%	0.26%	0.17%	0.17%
NOW accounts	0.07%	0.07%	0.07%	0.06%	0.06%
Money market accounts	1.56%	1.41%	1.22%	0.96%	0.86%
Certificates of deposit	2.35%	2.25%	2.06%	1.94%	1.71%
Brokered deposits	2.46%	2.38%	2.13%	1.84%	1.50%
Total interest-bearing deposits	1.53%	1.44%	1.28%	1.14%	0.97%
FHLB advances	2.31%	2.35%	2.17%	1.75%	1.67%
Subordinated debentures	6.21%	6.05%	6.51%	6.36%	0.00%
Total borrowings	2.71%	2.64%	2.48%	1.95%	1.67%
Total interest-bearing liabilities	1.67%	1.62%	1.49%	1.24%	1.05%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (annualized):	2019	2019	2018	2018	2018
(dollars in thousands)

Return on average assets (ROAA)	0.53%	0.23%	0.01%	0.84%	0.46%

Return on average equity (ROAE)	5.21%	2.30%	0.13%	6.77%	3.59%

Total noninterest expense	$35,081	$32,592	$36,593	$27,383	$28,518
Less: Amortization of other intangible assets	639	640	640	22	22
Total adjusted noninterest expense	$34,442	$31,952	$35,953	$27,361	$28,496

Net interest and dividend income	$26,713	$26,030	$26,790	$21,121	$20,895
Total noninterest income	15,718	9,842	11,652	13,640	12,557
Total revenue	$42,431	$35,872	$38,442	$34,761	$33,452

Efficiency ratio (1)	81.17%	89.07%	93.52%	78.71%	85.19%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality	2019	2019	2018	2018	2018
(dollars in thousands)

Total nonperforming assets	$17,165	$19,266	$18,460	$17,407	$17,397

Nonperforming assets to total assets	0.46%	0.53%	0.51%	0.61%	0.60%

Allowance for loan losses to total loans	0.73%	0.71%	0.69%	0.87%	0.84%

Net charge offs	$771	$230	$287	$436	$505

Annualized net charge offs/average loans	0.10%	0.03%	0.04%	0.08%	0.09%

Allowance for loan losses to nonperforming loans	133.61%	116.41%	116.62%	116.16%	117.57%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and Share Related	2019	2019	2018	2018	2018
(dollars in thousands, except share data)

Common stock outstanding	32,573,244	32,560,136	32,563,485	32,585,519	32,622,695

Book value per share	$11.39	$11.16	$10.98	$10.84	$10.69

Tangible common equity:
Total stockholders' equity	$371,118	$363,448	$357,574	$353,345	$348,576
Less: Goodwill	69,635	69,635	70,088	13,660	13,629
Less: Other intangible assets (1)	7,100	7,739	8,379	66	88
Tangible common equity	$294,383	$286,074	$279,107	$339,619	$334,859

Tangible book value per share (2)	$9.04	$8.79	$8.57	$10.42	$10.26

Tangible assets:
Total assets	$3,737,424	$3,655,996	$3,653,121	$2,852,800	$2,879,714
Less: Goodwill	69,635	69,635	70,088	13,660	13,629
Less: Other intangible assets (1)	7,100	7,739	8,379	66	88
Tangible assets	$3,660,689	$3,578,622	$3,574,654	$2,839,074	$2,865,997

Tangible common equity / tangible assets (3)	8.04%	7.99%	7.81%	11.96%	11.68%

(1) Other intangible assets includes core deposit intangible and noncompete intangible.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.